                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER SELECT MUNI REINVESTMENT FUND




(A) AVERAGE ANNUAL TOTAL RETURNS


(B) TOTAL RETURN



                     _                             -
                    |       ______________________  |
FORMULA:            |       |                       |
                    |  /\ n |          EV           |
        t  =        |    \  |    -------------      |  - 1
                    |     \ |          P            |
                    |      \|                       |
                    |_                             _|

                         EV
        TR  =        ----------     - 1
                         P



    t = AVERAGE ANNUAL TOTAL RETURN
    n = NUMBER OF YEARS
    EV = ENDING VALUE
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN



                              (B)                               (A)
 $1,000       EV AS OF       TOTAL          NUMBER OF           AVERAGE ANNUAL
INVESTED - P  31-Dec-96      RETURN - TR    YEARS - n      COMPOUND RETURN - t
------------  ---------      ------         ------------   ---       ----------

31-Dec-95     $1,035.50           3.55%              1                   3.55%

31-Dec-91     $1,377.10          37.71%              5                   6.61%

31-Dec-86     $1,911.10          91.11%             10                   6.69%

(E)           GROWTH OF $10,000
(F)           GROWTH OF $50,000
(G)           GROWTH OF $100,000

FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
              TR= TOTAL RETURN SINCE INCEPTION




$10,000            TOTAL               GROWTH OF                GROWTH OF            GROWTH OF
INVESTED - P       RETURN - TR         $10,000 INVESTMENT - G   $50,000 INVESTMENT - G $100,000 INVESTMENT - G
-----              ------              -------        -------   -------               --------
   22-Sep-83         202.73              $30,273                 $151,365               $302,730


                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                      Dean Witter Select Municipal Reinvestment
                    FOR THE 30 DAY PERIOD ENDED December 31, 1996



                                  6
(A) YIELD = 2{ [ ((a-b)/c d) + 1] -1}


    WHERE:     a = Dividends and interest earned during the period

               b = Expenses accrued for the period

               c = The average daily number of shares outstanding
                   during the period that were entitled to receive dividends

               d = The maximum offering price per share on the last
                   day of the period


                                                           6
    YIELD = 2{ [(( 397,600.54 - 60,624.73)/7,482,980.522 X 12.14)+1] -1}

          = 4.49


(B) TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                         = 4.49% / (1-.3960)
                         = 7.43%






(A) 397,600.54 - 60,624.73 =                    336,975.81
    7,482,980.522*12.14                      90,843,383.54
    336,975.81/90,843,383.54                     0.0037094
    1+.0037094                                   1.0037094
    1.0037094^6=                       1.02246381837032774
    .02246381837032774*2                             4.49%


(B) 1-.396=                                          0.604
    4.49%/0.604=                                     7.43%